HANDY HARDWARE WHOLESALE, INC.
                               8300 Tewantin Drive
                              Houston, Texas 77061




Dear Shareholder:

         You are cordially invited to attend the annual meeting of the shareholders of Handy Hardware Wholesale, Inc. (the "Company") which will be held at 7:00 p.m. on Wednesday, May 14, 1997, in the Grand Ballroom Salon B of the Hobby Airport Hilton Hotel, 8181 Airport Blvd., Houston, Texas. Information about the business of the meeting is set forth in the formal meeting notice and Proxy Statement on the following pages.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope by April 30, 1997. You may revoke your proxy at any time prior to its use in the ways explained in the enclosed Proxy Statement, including by attending the meeting and voting in person.

         It is always a pleasure to meet with our shareholders, and we look forward to seeing as many of you as possible at the annual meeting.

                                           Sincerely,


                                                 /s/ James D. Tipton
                                           -------------------------------------
                                           James D. Tipton
                                           President and Chief Executive Officer


March 31, 1997

                         HANDY HARDWARE WHOLESALE, INC.
                               8300 Tewantin Drive
                              Houston, Texas 77061



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




To the Shareholders of
Handy Hardware Wholesale, Inc.:

         The annual meeting of shareholders of Handy Hardware Wholesale, Inc. (the "Company") will be held on Wednesday, May 14, 1997, at 7:00 p.m., in the Grand Ballroom Salon B of the Hobby Airport Hilton Hotel, 8181 Airport Blvd., Houston, Texas, for the purpose of considering and acting upon the following:

         1.       The election of four directors of the Company;

         2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 25, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting. However, in the event you are unable to attend the meeting in person, please sign, date and return the enclosed proxy by March 31, 1997. For your convenience, there is enclosed a return envelope, requiring no postage, for use in returning your proxy. You may revoke your proxy at any time prior to its use in the ways explained in the attached Proxy Statement, including by attending the meeting and voting in person.

                                              By Order of the Board of Directors


                                                 /s/ Tina S. Kirbie
                                              ----------------------------------
                                              Tina S. Kirbie
                                              Secretary

Houston, Texas
March 31, 1997

                         HANDY HARDWARE WHOLESALE, INC.


                                 Proxy Statement
                                       for
                   May 14, 1997 Annual Meeting of Shareholders



General Information

         This Proxy Statement, with the enclosed proxy card, is first being mailed to the shareholders of Handy Hardware Wholesale, Inc. (the "Company" or "Handy Hardware") on or about March 31, 1997, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders, which will be held in the Grand Ballroom Salon B of the Hobby Airport Hilton Hotel, 8181 Airport Blvd., Houston, Texas at 7:00 p.m. on Wednesday, May 14, 1997, or, at any adjournment thereof. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the annual meeting. A shareholder may revoke a proxy at any time before its exercise by executing a subsequent proxy, personally appearing at the meeting and casting a contrary vote or giving notice of revocation to the Secretary of the Company; provided, however, no such revocation shall be effective until notice of revocation has been received by the Company at or prior to the annual meeting. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as stated on the enclosed proxy card.

         The principal executive offices of the Company are located at 8300 Tewantin Drive, Houston, Texas 77061, and its telephone number is (713) 644-1495.

         Holders of record of the Company's Class A Common Stock, $100.00 par value, are entitled to receive notice of and to vote at the meeting. At the close of business on March 25, 1997 (the "Record Date") the Company had 8,330 shares of Class A Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

         The  cost  of  soliciting   proxies  will  be  borne  by  the  Company.
Solicitation of proxies will be primarily by mail. Following the original mailing of the proxy soliciting material, regular employees, officers or directors of the Company may also solicit proxies by telephone, telegraph or in person.

Election of Directors

         The following four persons have been nominated for election at the 1997 annual meeting as members of the Board of Directors:

                                                             If Elected, Term as
        Nominee                                             Director Will Expire
    ---------------                                         --------------------

    Virgil Cox                                                    2000
    Robert Eilers                                                 2000
    Leroy Welborn                                                 2000
    James D. Tipton                                               1998

         Each of these nominees is currently a director of the Company. For further information on the nominees, see "Directors and Executive Officers" herein.

         The Board of Directors has ten members. The Bylaws of the Company provide that each year the shareholders of the Company shall elect three of the ten members of the Board of Directors for three-year terms. One member of the Board of Directors, who shall serve as the President of the Company, is elected for a one-year term, and need not be a shareholder of the Company. The other directors must be shareholders. To be elected, a nominee must receive a majority of the votes cast for his position. Unless a shareholder otherwise specifies therein, each proxy will be voted for the nominees for directors listed. In case any nominee shall for any reason become unavailable for election as a director, unless a contrary choice is indicated, all proxies will be voted for the election of such person as the individuals named in the enclosed proxy deem appropriate. Management is not aware of any circumstances likely to cause any of the nominees to become unavailable for election as a director.

         The Board of Directors recommends that the shareholders vote FOR the election as directors of Virgil Cox, Robert Eilers, Leroy Welborn and James D. Tipton.

Directors and Executive Officers

Directors and Director Nominees

         The following table sets forth certain information relating to the current directors of the Company, the director nominees and their periods of service. Messrs. Tipton, Cox, Eilers and Welborn, who are currently directors, are nominees for director.

                                                                                                Term as
                                                                            Director           Director
Name                                 Age             Position                 Since           Will Expire
---------------------                ---            ----------              --------          -----------
Weldon D. Bailey                     48              Chairman                 1974               1998
Norman J. Bering, II                 47              Director                 1976               1999
Susie Bracht-Black                   41              Director                 1993               1999
Virgil H. Cox                        39              Director                 1991               1997
Samuel J. Dyson                      41              Director                 1995               1998
Robert L. Eilers                     69              Director                 1982               1997
Phil M. Grothues                     55              Director                 1995               1999
James D. Tipton                      72              Director                 1980               1997
Larry Ward                           53              Director                 1996               1998
Leroy Welborn                        61              Director                 1994               1997

         Each of the director nominees and the current directors whose terms of office will continue after the annual meeting of shareholders, other than Mr. Tipton, is an executive officer, director and/or shareholder of a Member-Dealer firm engaged in the retail hardware business, as summarized in the following table:

                                                                                                       Employed
    Name                               Member-Dealer                         Location                    Since
---------------------       --------------------------------------         ----------------              -----
Weldon D. Bailey            Jot-Em-Down Store (J.E.D.S.), Inc.             Houston, Texas                1969
Norman J. Bering, II        Bering Home Center, Inc.                       Houston, Texas                1972
Susie Bracht-Black          Bracht Lumber Company, Inc.                    Rockport, Texas               1971
Virgil H. Cox               Cox Hardware, Inc.                             Houston, Texas                1985
Samuel J. Dyson             M&D Supply, Inc.                               Beaumont, Texas               1979
Robert L. Eilers            Borderland Hardware of Mercedes, Inc.          Mercedes, Texas               1969
Phil M. Grothues            Lumbermart, Inc.                               Kerrville, Texas              1970
Larry Ward                  Ward's True Value Hardware, Inc.               Dallas, Texas                 1980
Leroy Welborn               Leroy Welborn Inc.                             Tulsa, Oklahoma               1977

Executive Officers

         The following table sets forth certain information relating to the executive officers of the Company and their periods of service:

                                                                                    Executive
                                                                                     Officer
     Name                          Age                Office                          Since
-------------------------         -----   ----------------------------------        ---------
James D. Tipton                    72     President, Chief Executive Officer           1980

Charles D. Hearne                  61     Senior Vice President of                     1984
                                          Membership and Dealer Services,
                                          Director of Marketing

Tina S. Kirbie                     49     Senior Vice President of Finance             1981
                                          Secretary and Treasurer

Daniel H. King                     42     Vice President of Merchandising              1991

Dwayne R. Mauer                    48     Vice President of Management                 1995
                                          Information Systems Operations

David W. Washburn                  55     Vice President of Warehouse                  1995
                                          Delivery Operations

Meetings, Committees, and Compensation of the Board of Directors

         Meetings. During the Company's fiscal year ended December 31, 1996, the board of directors of the Company held five meetings. Each director attended at least 80 percent of the board meetings and meetings of committees of which he is a member.

         Committees. The Company has a standing Nominating Committee, consisting both of directors and non-director Member-Dealer representatives, charged with the responsibility of selecting four nominees for director each year, as well as any additional nominees for vacancies that have occurred during the year, to be presented at the annual shareholders' meeting of the Company. The 1997 Nominating Committee is composed of Samuel Jeff Dyson (Chairman), Weldon Bailey (nonvoting ex-officio member), Kevin Fontenot, Larry Gerald and Clayton Travis. The Nominating Committee generally meets in February of each year, and held one meeting during the year ended December 31, 1996. The Nominating Committee will consider the names of potential nominees for director submitted in writing by a shareholder of the Company. See "Shareholder Proposals for 1998 Annual Meeting."

         In May 1993 the board of directors created a standing Compensation Committee consisting only of directors, charged with the responsibility of setting the criteria used to determine Mr. Tipton's compensation and making a recommendation to the board of directors as a whole for its approval. The Compensation Committee is composed of Weldon Bailey, Norman Bering and Samuel Jeff Dyson. The Compensation Committee held one meeting during the year ended December 31, 1996.

         The Company has no standing audit committee, such functions being performed by the board of directors as a whole.

         Compensation. Directors' compensation is currently $600 per meeting attended.

Summary Compensation Table

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer for the fiscal years ended December 31, 1994, 1995 and 1996. No other executive officer of the Company earned more than $100,000 for fiscal year 1996.

                                                                                                          All Other
                                              Annual Compensation              Compensation2
                                       ------------------------------------    -------------
   Name and Principal Position         Year         Salary1          Bonus
--------------------------------       ----         --------        -------
James D. Tipton, Chief Executive       1996         $240,000        $110,00        $25,624
                                       1995          230,000         95,000         21,809
                                       1994          218,000         82,500         20,361

------------------------
         1 Includes $3,000 per year as compensation paid for services as a director.

         2 Includes contributions by the Company on behalf of Mr. Tipton to the Company's Employees Profit Sharing and Savings Plan, which was $19,851 for the year ended December 31, 1996. The total also includes cash investments by the Company in public mutual funds for Mr. Tipton's benefit upon retirement, which was $5,773 for the years ended December 31, 1996 and December 31, 1995 and December 31, 1994.


Employment Contract With Chief Executive Officer

         The Company entered into an employment contract with Mr. Tipton in 1980 when he joined the Company. Under the most recent amendment thereto, effective September 1996, Mr. Tipton will serve in an executive capacity with the Company through December 31, 1998. The employment contract provides for an annual base compensation of $225,000 for 1995 and $250,012 for 1996, 1997 and 1998.

Report of Compensation Committee on Executive Compensation

Chief Executive Officer

         The compensation of the Company's Chief Executive Officer, Mr. Tipton, is established by the Company's board of directors as a whole, following recommendations from the Compensation Committee. Mr. Tipton's compensation consists principally of salary and an annual bonus. Because of the nature of the Company's securities and the absence of any public market for the securities, the Company has no stock option or other stock incentive plans.

         Currently, Mr. Tipton's salary is established in advance at approximately a one-year interval, and is reflected in periodic amendments to his employment agreement with the Company (in place since he joined the Company in 1980). See "Employment Contract With Chief Executive Officer" above. In 1995, the Compensation Committee recommended, and the Board approved, an extension to Mr. Tipton's employment agreement providing for increases in his previously approved salary level of $225,000 in 1995 to $250,012 for 1996 and 1997. In September, 1996, the Compensation Committee recommended, and the Board approved, an extension to Mr. Tipton's employment agreement to 1998 at his current salary level. Mr. Tipton's bonus is paid in December each year, based on a recommendation from the Compensation Committee.

         The Compensation Committee believes that the best measure of the Company's success and of Mr. Tipton's performance is the growth in its sales and Member-Dealers, since these are direct indicators of the degree to which the Company is fulfilling its Member-Dealers' expectations of providing goods to them at the lowest possible price. Accordingly, in making its recommendations as to Mr. Tipton's salary and bonus, the Compensation Committee principally considers the growth in the Company's sales and in the number of its Member-Dealers. The Committee's consideration of these factors is subjective in character, without utilization of a formula or strict numerical criteria. Performance factors considered in the typical public company, such as growth in earnings and earnings per share, stock price performance and return on equity, are not relevant to a hardware cooperative such as the Company. The Company's shareholders invest in the Company to obtain access to the services it provides, not in expectation of a return on their investment.

         The Committee may also recommend increases in Mr. Tipton's compensation if it believes his compensation is less than that paid to chief executive officers of companies with comparable sales revenues. The Committee has not created any particular group of companies for comparison purposes, or otherwise engaged in a systematic review of executive compensation at comparable companies. Instead, the Committee derives information on executive compensation at other companies in an unstructured manner, principally from trade journals and business publications.

         The Compensation Committee's recommendations regarding Mr. Tipton's salary in 1996, 1997 and 1998 and to pay him a bonus of $110,000 for 1996, were based principally on the following factors:

o The Company's sales have increased substantially in recent years, from $108,766,000 in 1994 to $114,885,634 in 1995 and to $120,698,632 in
         1996.

o The number of Member-Dealers of the Company has also increased, from 858 in 1994 and 894 in 1995 to 920 in 1996.

o The Committee determined that Mr. Tipton's compensation may be somewhat less than compensation of chief executive officers of companies with comparable sales revenues.

Other Executive Officers

         Compensation for other executive officers of the Company is normally determined by the board of directors based upon recommendations made by the Chief Executive Officer. These recommendations are generally based upon Mr. Tipton's subjective assessment of individual job performance and an attempt to achieve longevity among the Company's executives. Unlike the Chief Executive Officer's compensation, compensation to other executive officers is not based upon the Company's performance in increasing sales and Member-Dealers. The compensation of the other executive officers has increased steadily but moderately in recent years. None of the other executive officers received salary and bonus in 1996 in excess of $100,000.

NORMAN J. BERING, II             WELDON D. BAILEY              SAMUEL JEFF DYSON



Security Ownership of Certain Beneficial Owners and Management

         No shareholder is the beneficial owner of more than five percent of any class of the Company's voting securities.

         The following table shows as of February 28, 1997, the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock beneficially owned by each of the directors, nominees for director, and all executive officers and directors as a group.

                                                    Amount and Nature of Beneficial Ownership1
                                ------------------------------------------------------------------------------
                                        Class A                     Class B                   Preferred
                                     Common  Stock               Common  Stock                  Stock
                                ----------------------       ----------------------     ----------------------
                                Number         Percent       Number         Percent     Number         Percent
          Name of                 of             of            of             of          of             of
     Beneficial Owner           Shares          Class        Shares          Class      Shares          Class
--------------------------      ------          -----        ------          -----      ------          -----
Norman J. Bering, II              10             0.1%         929             1.9%       992             1.9%
Weldon D. Bailey                  10             0.1%         479             1.0%       497             1.0%
Susie Bracht-Black                10             0.1%         538             1.1%       553             1.1%
Virgil H. Cox                     10             0.1%         330             0.7%       330             0.6%
Robert L. Eilers                  10             0.1%         230             0.5%       230             0.5%
Leroy Welborn                     10             0.1%          80             0.2%        80             0.2%
Samuel J. Dyson                   10             0.1%         316             0.7%       316             0.6%
Phil M. Grothues                  10             0.1%         190             0.4%       200             0.4%
Larry Ward                        10             0.1%         689             1.4%       729             1.4%
James D. Tipton                   --             ---          ---             ---        ---             ---
All directors, nominees
and executive officers as
a group (15 persons)              90             0.9%       3,781             7.8%     3,927             7.7%

------------------------
         1 All share figures are rounded up to the nearest whole share. All percentages are rounded to the nearest tenth of a percent. Columns may not total due to rounding. Shares shown as beneficially owned by the directors are owned of record by Member-Dealer corporations affiliated with the director. In some cases, the directors share voting and investment powers with other members of management of such corporations.

         The Company is not aware of any contractual arrangements, the operation of which may at a subsequent date result in a change in control of the Company.

Performance Graph

         Under rules adopted by the Securities and Exchange Commission in 1992, each publicly owned company is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Company cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Company's common stock. The Company's shareholders invest in the Company to obtain access to the services provided by the Company, not with any expectation of return on their investment in the Company's capital stock. The Company's Class A Common Stock, Class B Common Stock and Preferred Stock are issued only to Member-Dealers, and to the Company's knowledge are currently owned only by Member-Dealers and former Member-Dealers. Each share of the Company's capital stock is issued for a price of $100, and, if repurchased by the Company, is repurchased at a price of $100. No class of the Company's capital stock is listed on an exchange or traded in any other public trading market. The Company is not aware of any sales or other trades of any shares of the Company's capital stock, other than the repurchases by the Company for the same $100 originally paid.

Certain Relationships and Related Transactions

         Each of the directors whose term of office will continue after the annual meeting of the shareholders and each nominee for director of the Company (other than Mr. Tipton) is affiliated with at least one company that is a Member-Dealer and a shareholder of the Company. Those Member-Dealers made purchases from the Company of merchandise in 1996. Purchases made by such companies have been and will continue to be made in the ordinary course of business and treated by the Company in exactly the same manner as purchases by other parties. The chart below lists the name of each director whose term of office will continue after the annual meeting of the shareholders and each nominee for director and the purchases from the Company during 1996 by the Member-Dealer(s) with which the director is affiliated. For information regarding the relationship between each director and the Member-Dealer(s) as well as the name(s) of the Member-Dealer(s), see "Directors and Executive Officers" above.

            Name of Director                        Purchases During 1996
            ----------------                        ---------------------

            Weldon D. Bailey                              $1,014,311
            Norman J. Bering, II                           1,885,099
            Susie Bracht-Black                             1,879,494
            Virgil H. Cox                                    698,956
            Samuel J. Dyson                                  617,189
            Robert L. Eilers                                 408,144
            Phil M. Grothues                                 755,919
            Larry Ward                                     1,134,102
            Leroy Welborn                                    382,087

Independent Public Accountants

         The Board of Directors appointed Clyde D. Thomas & Co., as independent public accountants of the Company for the fiscal year ended December 31, 1996. Clyde D. Thomas & Co. (formerly Longenecker, Thomas & Co.) has served as independent public accountants of the Company for a number of years. It is anticipated that this firm will be reappointed for the fiscal year ended December 31, 1997 at the annual meeting of directors following the annual meeting of shareholders. Such appointment does not require ratification or other action by the Company's shareholders. Representatives of Clyde D. Thomas & Co. are not expected to be present at the meeting.

Other Business

         The Board of Directors does not know of any other business to be presented at the annual meeting of shareholders. If any other matter properly comes before the meeting, however, the enclosed proxy card confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same on behalf of the shareholders they represent in accordance with their best judgment.

Shareholder Proposals for 1998 Annual Meeting

         It is anticipated that the 1998 annual meeting of shareholders of the Company will be held on May 13, 1998. Any proposal to be presented by a shareholder at the Company's 1998 annual meeting of shareholders must be received in writing by the Company at its principal executive offices (8300 Tewantin Drive, Houston, Texas 77061) not later than December 12, 1997, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

                                              By Order of the Board of Directors


                                                /s/ Tina S. Kirbie
                                              ----------------------------------
                                              Tina S. Kirbie
                                              Secretary

Houston, Texas
March 31, 1997

                                      PROXY

                         HANDY HARDWARE WHOLESALE, INC.

                This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 1997

         The undersigned hereby appoints Weldon D. Bailey and James D. Tipton or either of them, each with full power of substitution, attorneys and proxies of the undersigned to vote as designated below all shares of Class A Common Stock, $100.00 par value, of Handy Hardware Wholesale, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders to be held Wednesday, May 14, 1997 in the Grand Ballroom Salon B of the Hobby Airport Hilton Hotel, Houston, Texas at 7:00 p.m., Houston time, and at any adjournment:

         (1) ELECTION OF DIRECTORS - The undersigned hereby directs said proxies to vote:

                  [ ] FOR the election (except as indicated below) as directors of Virgil Cox, Robert Eilers, Leroy Welborn and James D. Tipton for the respective terms set forth in the Proxy Statement.

                           Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

                           -----------------------------------------------------

                  [ ] WITHHOLD authority to vote for all nominees listed above.

         (2) OTHER MATTERS - The undersigned hereby directs the proxies to vote in their discretion on such other matters as may come before the meeting.

                     [ ] YES                                     [ ] NO

         This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, it will be voted FOR the election of the four named director nominees and the proxies will vote in their discretion on such other matters as may come before the meeting.

         Receipt of the Company's Notice of Annual Meeting and Proxy Statement dated March 31, 1997 is acknowledged.

NAME OF SHAREHOLDER                       PLEASE SIGN BELOW EXACTLY AS YOUR NAME
                                          APPEARS ON THE ATTACHED LABEL

                                          --------------------------------------

                                          By:-----------------------------------
                                                 (Signature of Officer, Owner)

                                             Title:-----------------------------
                                             Dated:-----------------------------

Please return the proxy in the enclosed envelope, which requires no postage if mailed in the United States, by April 30, 1997.

NUMBER OF PEOPLE WHO PLAN TO ATTEND THE MEETING AND HOSPITALITY          [-----]
CANNOT ATTEND MEETING                                                    [-----]